SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

Alcan Inc.
 (Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2 (Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Alcan Inc. ("Company ") filed on 31 October 2006 a Current Report on Form 8-K announcing the appointment of Christel Bories as President and Chief Executive Officer Alcan Engineered Products Group and Senior Vice President of the Company, effective 1 December 2006.

On 2 March 2007, Ms. Bories entered into a new Employment Agreement ("Employment Agreement") with the Company. Under the terms of the Employment Agreement, Ms. Bories will receive an annual base salary of USD575,000 for 2007. She will also receive an annual bonus with a target of 80% of the mid-point of the salary range.

Ms. Bories will participate in long-term incentives provided through (1) the Alcan Total Shareholder Return Performance Plan ("TSR Plan") and (2) the Alcan Restricted Share Unit Plan ("RSU Plan"). Ms. Bories was also granted additional RSUs with a compensation value of USD250,000 to reflect the increased responsibilities with her new appointment and further RSUs with a compensation value of USD50,000 for her transition to her new position.

In case of termination without cause, Ms. Bories will be entitled to 24 months of annual base salary and target bonus.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

      (c)              Exhibits

                                                10.1          Employment Agreement for Christel Bories, dated March 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: March 7, 2007

EXHIBIT INDEX

Exhibit

Number                                                                    Description

10.1                        Employment Agreement for Christel Bories, dated March 2, 2007.